Securities Purchased in Underwritings Involving
Transactions with Affiliated Broker Dealers
Subject to Rule 10f-3 Under the Investment Company
Act of 1940
10f-3 Transactions For the Period January 1 2009
through December 31 2009
Diversified Investors Portfolios Mid Value Portfolio
Security
Hyatt Hotels Corp
Date Purchased
11/04/2009
Shares Purchased
651000
Price Per Share
$25.00
Shares Purchased by Portfolio Group 000 1
651000
Total Shares Offered 000
950000
% of Offering Purchased By Group
17%	TO VERIFY
Purchased From
Samuel A Ramirez & Co
Shares held at December 31 2009
0
Diversified Investors Portfolios Mid Value Portfolio
Security
Hyatt Hotels Corp
Date Purchased
11/04/2009
Shares Purchased
651000
Price Per Share
$25.00
Shares Purchased by Portfolio Group 000 1
651000
Total Shares Offered 000
950000
% of Offering Purchased By Group
17%	TO VERIFY
Purchased From
Goldman Sachs
Shares held at December 31 2009
0
Diversified Investors Portfolios Mid Value Portfolio
Security
Dollar General Corp
Date Purchased
11/12/2009
Shares Purchased
63700
Price Per Share
$21.00
Shares Purchased by Portfolio Group 000 1
63700
Total Shares Offered 000
34100000
% of Offering Purchased By Group
4%	TO VERIFY
Purchased From
Citigroup Global Markets
Shares held at December 31 2009
37700
Diversified Investors Portfolios Mid Value Portfolio
Security
Dollar General Corp
Date Purchased
11/12/2009
Shares Purchased
63700
Price Per Share
$21.00
Shares Purchased by Portfolio Group 000 1
63700
Total Shares Offered 000
34100000
% of Offering Purchased By Group
4%	TO VERIFY
Purchased From
Avondale Partners LLC
Shares held at December 31 2009
37700
Diversified Investors Portfolios Mid Value Portfolio
Security
Dollar General Corp
Date Purchased
11/12/2009
Shares Purchased
63700
Price Per Share
$21.00
Shares Purchased by Portfolio Group 000 1
63700
Total Shares Offered 000
34100000
% of Offering Purchased By Group
4%	TO VERIFY
Purchased From
Williams Capital Group
Shares held at December 31 2009
37700
Diversified Investors Portfolios Mid Value Portfolio
Security
Dollar General Corp
Date Purchased
11/12/2009
Shares Purchased
63700
Price Per Share
$21.00
Shares Purchased by Portfolio Group 000 1
63700
Total Shares Offered 000
34100000
% of Offering Purchased By Group
4%	TO VERIFY
Purchased From
Samuel A Ramirez & Co
Shares held at December 31 2009
37700
Diversified Investors Portfolios Mid Value Portfolio
Security
Regency Center's COrp
Date Purchased
12/04/2009
Shares Purchased
3800
Price Per Share
$30.75
Shares Purchased by Portfolio Group 000 1
3800
Total Shares Offered 000
8000000
% of Offering Purchased By Group
5%	TO VERIFY
Purchased From
Wellsfargo Advisors LLC
Shares held at December 31 2009
97000
Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public. Indicates the purchase of an Eligible Rule 144A Security.
1 Purchases by all Diversified Investors Portfolios may not exceed a if purchased in an offering other than an Eligible Rule 144A offering 25% of the principal amount of the offering of such class or b if purchased in an Eligible Rule 144A Offering, 25% of the total of (i)""" the principal amount of the offering or such class sold by underwriters or members of the selling syndicate to qualified
"""institutional buyers, plus (ii) the principal amount of the offering""" of such class in any concurrent public offering.